EXHIBIT 1


                       AGREEMENT TO FILE A JOINT STATEMENT

         By their signatures, the undersigned agree to file a joint Schedule 13D and understand that such statement is filed by or on behalf of each of them.



Dated: July 18, 2002                   SOVCAP EQUITY PARTNERS, LTD.


                                       By /s/ BARRY W HERMAN
                                          --------------------------------------
                                          Name: Barry W Herman
                                          Title: Director



Dated: July __, 2002                   SOVCAP INVESTMENT MANAGEMENT GROUP, LLC.


                                       By /s/ PAUL HAMM
                                          --------------------------------------
                                          Name: Paul Hamm
                                          Title: Director

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